UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: December 18, 2006 (Date of earliest event reported:  December 18, 2006)

RBC BEARINGS INCORPORATED

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-124824	95-4372080
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Tribology Center
 Oxford, CT 06478
 (Address of Principal Executive Offices, Including Zip Code)

(203) 267-7001
 (Registrant’s Telephone Number, Including Area Code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 18, 2006 RBC Bearings Incorporated (the “Company”) issued a press release announcing that it has completed the sale of its Nice Bearings facility located in Kulpsville, Pennsylvania. The asset was sold to Corvest Realty Group, Inc. The Company will realize approximately $3.7 million in net proceeds from the sale and a gain of approximately $800,000 before taxes. This press release has been furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1   Press Release of RBC Bearings Incorporated dated December 18, 2006.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 18, 2006

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: Corporate General Counsel & Secretary